Exhibit 99.1

For Release
October 29, 2014
1:05 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter of 2014
Adjusted Earnings & Adjusted EBITDA in line with Estimates
Repurchased 2.3 million Shares during Quarter

CALABASAS, Calif., October 29, 2014 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2014.

Third Quarter Highlights

•
Revenues were $477.8 million; up 13.4 percent year-over-year and 7.2 percent on a pro forma basis (pro forma assumes the acquisitions of Whitaker Medical, LLC and CyberCoders Holdings, Inc. in December 2013 had occurred at the beginning of 2013).

•	Adjusted income from continuing operations (a non-GAAP measure defined below) was $31.1 million ($0.57 per diluted share).

•
Income from continuing operations was $22.0 million ($0.41 per diluted share). Income from continuing operations included $1.0 million ($0.6 million net of tax, or $0.01 per diluted share) in acquisition, integration and strategic planning expenses, which were not included in our previously announced estimates.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $56.1 million.

•	Repurchased 2.3 million shares of Common Stock.

•
Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 2.06 to 1 at September 30, 2014, up slightly from 1.98 to 1 at June 30, 2014 mainly due to stock repurchases during the quarter.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We continue to benefit from greater adoption of staff augmentation as an attractive alternative to full-time and outsourcing solutions. Currently enterprise wide IT spending in large customers, specifically in financial services, is more measured than in small to medium sized customers. We believe this difference in spending cycles between the sub-segments of customers in the IT services market will return to the norm in 2015. While our revenues are growing above market, our rate of growth is below our potential and historical performance. In the second half of this year, especially in the fourth quarter, we are aggressively stepping up our hiring of sales and recruiting personnel to accelerate our future growth rates.”

Third Quarter 2014 Financial Results

Revenues for the quarter were $477.8 million, up 13.4 percent year-over-year (7.2 percent on a pro forma basis, which assumes the acquisitions of Whitaker Medical and CyberCoders, had occurred at the beginning of 2013). Our largest segment Apex, which accounts for approximately 64 percent of total revenues, grew 10.5 percent year-over-year.

Gross profit was $155.6 million, up 22.3 percent year-over-year (8.4 percent on a pro forma basis). This improvement was primarily due to growth in revenues (which included the results of the businesses acquired in December 2013) and expansion in gross margin. Gross margin for the quarter was 32.6 percent, up from 30.2 percent in the third quarter of 2013. The year-over-year expansion in gross margin was mainly attributable to a higher mix of permanent placement revenues (5.0 percent of revenues for the quarter compared with 1.7 percent in the third quarter of 2013) and higher contract margins. The higher mix of permanent placement revenues in the quarter was attributable to the inclusion of CyberCoders, which accounted for $17.2 million of the $23.7 million in permanent placement revenues.

Selling, general and administrative (“SG&A”) expenses were $108.7 million (22.8 percent of revenues), up from $86.3 million (20.5 percent of revenues) in the third quarter of 2013 ($98.7 million, or 22.2 percent of revenues all on a pro forma basis). SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $1.0 million. The increase in our reported SG&A as a percent of revenues was due to the inclusion of CyberCoders, which has higher gross margin and higher SG&A as a percent of revenues than our other business units.

Amortization of intangible assets was $6.0 million, compared with $5.2 million in the third quarter of 2013. The increase related to amortization from the businesses acquired in December 2013.

Interest expense for the quarter was $3.1 million compared with $3.3 million in the third quarter of 2013. Interest expense for the quarter was comprised of interest on the credit facility of $2.8 million and amortization of capitalized loan costs of $0.3 million. The leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) at September 30, 2014 was 2.06 to 1, up from 1.98 to 1 at June 30, 2014.

The effective income tax rate for the quarter was 41.7 percent, a slight increase from the 41.6 percent for the full year 2013.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets plus equity-based compensation expense, impairment charges, acquisition, integration and strategic planning expenses), was $56.1 million, up from $47.6 million for the third quarter of 2013.

Adjusted income from continuing operations was $31.1 million ($0.57 per diluted share). Income from continuing operations (which includes acquisition, integration and strategic planning expenses of $1.0 million, or $0.6 million net of tax) was $22.0 million ($0.41 per diluted share) compared with $19.5 million ($0.36 per diluted share) for the third quarter of 2013. Net income was $22.0 million ($0.41 per diluted share) compared with $20.2 million ($0.37 per diluted share) in the third quarter of 2013.

Share Repurchase Program

During the quarter, the Company repurchased 2.3 million shares of its common stock under terms of the $100 million repurchase program approved by its Board of Directors in July 2014. The average price of the stock repurchased was $29.46, which includes broker commissions. The amount remaining under the $100 million authorization is approximately $31.8 million.

Financial Estimates for Q4 2014

On Assignment is providing financial estimates for continuing operations for the fourth quarter of 2014. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves.

•	Revenues of $467.0 million to $473.0 million

•	Gross margin of 31.9 percent to 32.3 percent

•	SG&A expense (excludes amortization of intangible assets) of $109.0 to $110.0 million (includes $3.8 million in depreciation and $4.4 million in equity-based compensation expense)

•	Amortization of intangible assets of $6.1 million

•	Adjusted EBITDA of $48.0 million to $51.0 million

•	Effective tax rate of 41.9 percent

•	Adjusted income from continuing operations of $26.3 million to $28.1 million

•	Adjusted income from continuing operations per diluted share of $0.50 to $0.53

•	Income from continuing operations of $17.7 million to $19.5 million

•	Income from continuing operations per diluted share of $0.33 to $0.37

•	Diluted shares outstanding of 53.1 million

These estimates assume year-over-year revenue growth on a reported basis of approximately 10 percent for Apex, low teens for Oxford (low single digit on a pro forma basis), approximately 20 percent for Physician (low single digits on a pro forma basis) and a high-single digit decline for Life Sciences-Europe. Pro forma growth rates assume the acquisitions of CyberCoders (included in Oxford segment) and Whitaker Medical (included in Physician segment) occurred at the beginning of 2013. The above estimates assume billable days of 60.9 for the quarter, which are 2.8 fewer days than the preceding quarter. Based on the average revenue per billable day in the third quarter of 2014, the effect on revenues for the fourth quarter of fewer billable days than the preceding quarter is approximately $20 million.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its third quarter financial results. The dial-in number is 800-230-1059 (+1-612-234-9959 for callers outside the United States) and the conference ID number is 339207. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 6:30 p.m. EDT and ending at 11:30 p.m. EST on November 12, 2014. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number 339207.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment

On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for our quality candidates, quick response, and successful assignments. Professionals think of On Assignment as a career-building partner with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The Company, which is headquartered in Calabasas, California, operates through a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the Supplemental Financial Information accompanying include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP Income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2014. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 3, 2014 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 as filed with the SEC on May 9, 2014 and August 11, 2014, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013 (1)	2014	2014	2013(1)

Revenues	$477,824	$421,491	$468,618	$1,385,716	$1,208,399
Cost of services	322,218	294,281	315,891	939,795	849,746
Gross profit	155,606	127,210	152,727	445,921	358,653
Selling, general and administrative expenses	108,705	86,329	107,923	320,762	252,488
Amortization of intangible assets	6,018	5,199	6,156	18,346	15,853
Operating income	40,883	35,682	38,648	106,813	90,312
Interest expense, net	(3,101)	(3,257)	(3,103)	(9,532)	(12,434)
Write-off of loan costs	—	—	—	—	(14,958)
Income before income taxes	37,782	32,425	35,545	97,281	62,920
Provision for income taxes	15,769	12,954	14,846	40,521	25,990
Income from continuing operations	22,013	19,471	20,699	56,760	36,930
Gain on sale of discontinued operations, net of tax	—	—	—	—	14,412
Income (loss) from discontinued operations, net of tax	(8)	679	90	(49)	760
Net income	$22,005	$20,150	$20,789	$56,711	$52,102

Basic earnings per common share:
Income from continuing operations	$0.41	$0.36	$0.38	$1.05	$0.69
Income (loss) from discontinued operations	—	0.02	—	—	0.29
	$0.41	$0.38	$0.38	$1.05	$0.98

Diluted earnings per common share:
Income from continuing operations	$0.41	$0.36	$0.38	$1.04	$0.68
Income (loss) from discontinued operations	—	0.01	—	(0.01)	0.28
	$0.41	$0.37	$0.38	$1.03	$0.96

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,374	53,620	54,372	53,955	53,350
Diluted	54,129	54,624	55,173	54,804	54,394

______
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the periods ended September 30, 2013, due to the retrospective presentation of discontinued operations related to the sale of our Allied Healthcare division in December 2013.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION(1) (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013 (2)	2014	2014	2013 (2)
Revenues:
Apex	$306,027	$276,849	$297,893	$882,328	$778,961
Oxford	125,944	107,413	126,004	369,448	319,254
Physician	34,948	26,223	33,657	100,396	78,991
Life Sciences Europe	10,905	11,006	11,064	33,544	31,193
	$477,824	$421,491	$468,618	$1,385,716	$1,208,399

Gross profit:
Apex	$87,323	$78,854	$84,677	$247,506	$215,747
Oxford	54,267	36,825	53,611	156,904	108,762
Physician	10,344	7,382	10,298	29,480	22,505
Life Sciences Europe	3,672	4,149	4,141	12,031	11,639
	$155,606	$127,210	$152,727	$445,921	$358,653

______
(1) The segments reported above reflect the new segment realignment resulting from the operational changes that occurred in the first quarter of 2014. As a result of this realignment, Apex now includes Lab Support US (that was formerly part of our Life Sciences Segment), Oxford now includes our Clinical Research division (that was formerly part of our Life Sciences Segment) and the European Life Sciences unit (that was formerly part of our Life Sciences Segment) is now reported as Life Sciences Europe. In addition, as reported in the fourth quarter of 2013, Oxford also includes our Health Information Management unit and CyberCoders. Our quarterly and full year historical segment data for 2012 and 2013 have been restated to conform to this configuration, which are included in an Appendix to our Analysts’ Day presentation that is included on our website.

(2) Amounts differ from the previously reported numbers on our Form 10-Q for the periods ended September 30, 2013, due to the retrospective presentation of discontinued operations related to the sale of our Allied Healthcare division in December 2013.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Cash provided by operations	$45,316	$43,621	$29,330	$70,325	$73,948
Capital expenditures	$4,622	$4,965	$5,618	$14,260	$12,293

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	September 30,	June 30,
	2014	2014
Cash and cash equivalents	$29,881	$30,753
Accounts receivable, net	296,506	295,935
Goodwill and intangible assets, net	843,844	851,055
Total assets	1,267,055	1,275,579
Current portion of long-term debt	18,250	18,250
Total current liabilities	172,188	170,558
Working capital	199,420	203,115
Long-term debt	385,438	358,500
Other long-term liabilities	66,414	61,261
Stockholders’ equity	643,015	685,260

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2014		2013 (1)		June 30, 2014
Net income	$22,005	$0.41	$20,150	$0.37	$20,789	$0.38
Income (loss) from discontinued operations, net of tax	(8)	—	679	0.01	90	—
Income from continuing operations	22,013	0.41	19,471	0.36	20,699	0.38
Interest expense, net	3,101	0.05	3,257	0.04	3,103	0.05
Provision for income taxes	15,769	0.29	12,954	0.24	14,846	0.27
Depreciation	3,608	0.07	1,997	0.04	3,348	0.06
Amortization of intangible assets	6,018	0.11	5,199	0.10	6,156	0.11
EBITDA	50,509	0.93	42,878	0.78	48,152	0.87
Equity-based compensation	4,607	0.09	4,175	0.08	4,095	0.08
Acquisition, integration and strategic planning expenses	1,002	0.02	512	0.01	2,145	0.04
Adjusted EBITDA	$56,118	$1.04	$47,565	$0.87	$54,392	$0.99

Weighted average common and common equivalent shares outstanding (diluted)	54,129		54,624		55,173

	Nine Months Ended September 30,
	2014		2013 (1)
Net income	$56,711	$1.03	$52,102	$0.96
Income (loss) from discontinued operations, net of tax	(49)	(0.01)	15,172	0.28
Income from continuing operations	56,760	1.04	36,930	0.68
Interest expense, net	9,532	0.17	12,434	0.23
Write-off of loan costs	—	—	14,958	0.27
Provision for income taxes	40,521	0.74	25,990	0.48
Depreciation	9,743	0.18	5,716	0.11
Amortization of intangible assets	18,346	0.33	15,853	0.29
EBITDA	134,902	2.46	111,881	2.06
Equity-based compensation	11,892	0.22	10,155	0.19
Acquisition, integration and strategic planning expenses	3,922	0.07	1,786	0.03
Adjusted EBITDA	$150,716	$2.75	$123,822	$2.28

Weighted average common and common equivalent shares outstanding (diluted)	54,804		54,394
______
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the periods ended September 30, 2013, due to the retrospective presentation of discontinued operations related to the sale of our Allied Healthcare division in December 2013.

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,				June 30,
	2014		2013 (1)		2014
Net income	$22,005	$0.41	$20,150	$0.37	$20,789	$0.38
Income (loss) from discontinued operations, net of tax	(8)	—	679	0.01	90	—
Income from continuing operations	22,013	0.41	19,471	0.36	20,699	0.38
Acquisition, integration and strategic planning expenses, net of tax	611	0.01	311	—	1,308	0.02
Non-GAAP income from continuing operations	$22,624	$0.42	$19,782	$0.36	$22,007	$0.40

Weighted average common and common equivalent shares outstanding (diluted)	54,129		54,624		55,173

	Nine Months Ended September 30,
	2014		2013 (1)
Net income	$56,711	$1.03	$52,102	$0.96
Income (loss) from discontinued operations, net of tax	(49)	(0.01)	15,172	0.28
Income from continuing operations	56,760	1.04	36,930	0.68
Write-off of loan costs, net of tax	—	—	9,181	0.17
Acquisition, integration and strategic planning expenses, net of tax	2,374	0.04	1,077	0.02
Non-GAAP income from continuing operations	$59,134	$1.08	$47,188	$0.87

Weighted average common and common equivalent shares outstanding (diluted)	54,804		54,394

_____
(1) Amounts differ from the previously reported numbers on our Form 10-Q for the periods ended September 30, 2013, due to the retrospective presentation of discontinued operations related to the sale of our Allied Healthcare division in December 2013.

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,
	2014	2013	2014	2013
Non-GAAP income from continuing operations (1)	$22,624	$19,782	$59,134	$47,188
Adjustments:
Amortization of intangible assets (2)	6,018	5,199	18,346	15,853
Cash tax savings on indefinite-lived intangible assets (3)	4,025	3,850	12,075	11,550
Excess of capital expenditures over depreciation, net of tax (4)	(1,025)	(1,050)	(3,075)	(3,150)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (5)	(531)	—	(1,593)	—
Adjusted income from continuing operations	$31,111	$27,781	$84,887	$71,441

Adjusted earnings per diluted share from continuing operations	$0.57	$0.51	$1.55	$1.31

Weighted average common and common equivalent shares outstanding (diluted)	54,129	54,624	54,804	54,394

______

(1)	Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures less depreciation, tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

(5)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which are not deductible for income tax purposes (mainly amortization associated with the CyberCoders acquisition that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

SUPPLEMENTAL FINANCIAL AND OPERATING DATA(1) (Unaudited)
(Dollars in thousands)

	Apex	Oxford	Physician	Life Sciences Europe	Consolidated
Revenues:
Q3 2014	$306,027	$125,944	$34,948	$10,905	$477,824
Q2 2014	$297,893	$126,004	$33,657	$11,064	$468,618
% Sequential change	2.7%	0.0%	3.8%	(1.4)%	2.0%
Q3 2013	$276,849	$107,413	$26,223	$11,006	$421,491
% Year-over-year change	10.5%	17.3%	33.3%	(0.9)%	13.4%

Direct hire and conversion revenues:
Q3 2014	$3,930	$18,245	$793	$698	$23,666
Q2 2014	$3,989	$17,228	$744	$775	$22,736
Q3 2013	$3,414	$1,613	$1,033	$1,120	$7,180

Gross margins:
Q3 2014	28.5%	43.1%	29.6%	33.7%	32.6%
Q2 2014	28.4%	42.5%	30.6%	37.4%	32.6%
Q3 2013	28.5%	34.3%	28.2%	37.7%	30.2%

Average number of staffing consultants:
Q3 2014	875	813	142	49	1,879
Q2 2014	835	804	149	50	1,838
Q3 2013	796	580	93	63	1,532

Average number of customers:
Q3 2014	1,475	863	261	150	2,749
Q2 2014	1,431	864	268	141	2,704
Q3 2013	1,345	757	188	148	2,438

Top 10 customers as a percentage of revenue:
Q3 2014	29.8%	13.6%	19.0%	50.9%	19.1%
Q2 2014	29.7%	13.2%	19.4%	57.8%	18.9%
Q3 2013	35.1%	17.2%	21.4%	55.0%	20.5%

Average bill rate:
Q3 2014	$54.65	$112.33	$176.80	$54.06	$65.57
Q2 2014	$54.16	$112.34	$173.67	$54.89	$65.55
Q3 2013	$54.10	$116.80	$182.71	$51.68	$65.29

Gross profit per staffing consultant:
Q3 2014	$100,000	$67,000	$73,000	$75,000	$83,000
Q2 2014	$101,000	$67,000	$69,000	$83,000	$83,000
Q3 2013	$99,000	$63,000	$79,000	$66,000	$83,000
_____
(1) The segments reported above reflect the new segment realignment resulting from the operational changes that occurred in the first quarter of 2014. As a result of this realignment, Apex now includes Lab Support US (that was formerly part of our Life Sciences Segment), Oxford now includes our Clinical Research division (that was formerly part of our Life Sciences Segment) and the European Life Sciences unit (that was formerly part of our Life Sciences Segment) is now reported as Life Sciences Europe. In addition, as reported in the fourth quarter of 2013, Oxford also includes our Health Information Management unit and CyberCoders. Our quarterly and full year historical segment data for 2012 and 2013 have been restated to conform to this configuration, which are included in an Appendix to our Analysts’ Day presentation that is included on our website.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014
Percentage of revenues:
Top ten clients	19.1%	18.9%
Direct hire/conversion	5.0%	4.9%

Bill rate:
% Sequential change	0.0%	1.0%
% Year-over-year change	0.4%	(1.5%)

Bill/Pay spread:
% Sequential change	(2.0%)	2.8%
% Year-over-year change	0.2%	0.7%

Average headcount:
Contract professionals (CP)	12,961	12,737
Staffing consultants (SC)	1,879	1,838

Productivity:
Gross profit per SC	$83,000	$83,000